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                                                                   Exhibit 10.12

                         INTERCOMPANY SERVICES AGREEMENT

       THIS INTERCOMPANY SERVICES AGREEMENT (this "Agreement") is effective as of the 1st day of June, 1999 and is entered into by and between D.G. Jewelry Inc., an Ontario corporation ("D.G. Jewelry") and NetJewels.com Inc. a Delaware corporation ("NetJewels.com").

              WHEREAS Xite Jewelry.com Inc. was incorporated by articles of incorporation filed on or about the 1st day of January, 1999 which articles were amendment by articles of amendment filed on or about the 20th day of August, 1999 changing the name of the corporation from Xite Jewelry.com Inc. to Netjewels.com Inc. ("NetJewels Canada");

              AND WHEREAS Fifty percent (50%) of the issued and outstanding common stock of NetJewels Canada is owned by D.G. Jewelry;

       AND WHEREAS NetJewels.com, a wholly owned subsidiary of NetJewels Canada, is considering an initial public offering of its common stock "IPO";

       AND WHEREAS after the IPO, NetJewels.com desires to continue to obtain various corporate, administrative and other services ("Services") from D.G. Jewelry and D.G. Jewelry desires to continue to provide such Services following the closing date of the IPO.

       NOW THEREFORE in consideration of the sum of Five Dollars ($5.00) the receipt of which and sufficiency thereof is hereby acknowledged and in consideration of the mutual terms and covenants contained herein, the parties hereto hereby agree as follows:

SECTION 1.    SERVICES

       D.G. Jewelry shall render to NetJewels.com the following Services in accordance with the terms of this Agreement:

(1) CORPORATE SERVICES. D.G. Jewelry shall provide, directly or through its subsidiaries, the services described on Exhibit A hereto, at the cost specified and on the other terms and conditions set forth on Exhibit A.

(2) MANUFACTURING AND FULFILLMENT SERVICES. D.G. Jewelry shall provide, directly or through its subsidiaries, the services described on Exhibit B hereto, at the cost specified and on the other terms and conditions set forth on Exhibit B.

(3) SPACE SHARING. D.G. Jewelry will make certain warehouse and office space available to NetJewels.com at the cost specified and the other terms and conditions set forth on Exhibit C.

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(4)    In the event that NetJewels.com requires services that exceed the scope or extent of the Services provided for herein, D.G. Jewelry and NetJewels.com shall negotiate in good faith the terms and conditions, including price, under which D.G. Jewelry shall provide such Services; provided, however, that the fee payable by NetJewels.com for such Services shall be no less favorable to NetJewels.com than the charges for comparable services from unaffiliated third parties.

SECTION 2.   COMPENSATION.

       NetJewels.com shall pay to D.G. Jewelry when due a fee for each of the Services equal to the amount described in the appropriate Exhibit hereto relating to such Service, provided that in the event NetJewels.com terminates any Service in accordance with Section 3 hereof, the fee for such Service shall no longer be payable following the effective date of such termination. Late payments shall accrue interest at a rate equal to the prime rate plus 2 points published in the Wall Street Journal from time to time.

SECTION 3.   TERM.

(a) The term of this Agreement shall begin on the date first written above (the "Effective Date") and shall continue in full force and effect until it is terminated in accordance with this Section 3.

(b) D.G. Jewelry shall have the right (but not the obligation) to immediately terminate this Agreement:

       (i) if NetJewels.com is in material breach of any of its obligations or representations hereunder, which breach is not cured within twenty (20) days of receipt of written notice from D.G. Jewelry of such breach;

       (ii) if NetJewels.com files a voluntary petition in bankruptcy or is the subject of any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing, or becomes the subject of any involuntary petition in bankruptcy or any involuntary proceeding is not dismissed within sixty (60) days of filing;

       (iii) if the business of NetJewels.com is liquidated or otherwise terminated for insolvency or any other basis, or

       (iv) if NetJewels.com becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of its creditors.

(c) NetJewels.com hall have the right (but not the obligation) to immediately terminate this Agreement:

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       (i)    if D.G. Jewelry is in material breach of its obligations,
              specifically, but not limited to, its obligation to manufacture quality merchandise which conforms to the order and specifications of NetJewels.com, or representations hereunder, which breach is not cured within twenty (20) days of receipt of written notice from NetJewels.com of such breach;

       (ii) if D.G. Jewelry is the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing;

       (iii) if the business of D.G. Jewelry is liquidated or otherwise terminated for insolvency or any other basis, or

       (iv) if D.G. Jewelry becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of its creditors.

(d) D.G. Jewelry shall have the right (but not the obligation to terminate this Agreement and the rights granted to NetJewels.com hereunder, upon twenty (20) days prior written notice to NetJewels.com, following the acquisition of the direct or beneficial ownership of 20% or more of the voting power represented by the voting securities of NetJewels.com by persons other than D.G. Jewelry, Daniel Berkovits, or Bentzion Berkovits, or its affiliates, for purposes of this Agreement, (i) the term "beneficial ownership" shall have the meaning set forth in Section 13 (d) of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder, and (ii) the term "voting securities" shall mean the common stock of NetJewels.com and any other securities issued by NetJewels.com having the power to vote in the election of directors of NetJewels.com, including without limitation any securities having such power only upon the occurrence of a default or any other extraordinary contingency. This subsection shall not be applicable to an initial public offering of NetJewels.com's common stock.

(e) A party may exercise its right to terminate pursuant to this Section 3 by giving twenty (20) days prior written notice to the other party. No exercise by a party of its rights under this Section 3 will limit is remedies by reason of the other party's other rights.

SECTION 4.   RECORDS AND ACCOUNTS.

       D.G. Jewelry shall maintain accurate books, records and accounts of all transactions relating to the Services performed by it pursuant to this Agreement. NetJewels.com may, at its own expense, examine and copy those books and records as provided in this Section 4. Such books, records and accounts shall be maintained separately from D.G. Jewelry's own records and accounts. NetJewels.com may make those examinations only during D.G. Jewelry's business hours, and at the place where it keeps the books and records. NetJewels.com will be required to notify D.G. Jewelry's at least ten (10) days before the date of planned examination.

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SECTION 5.   DIRECTORS AND OFFICERS OF D.G. JEWELRY

       Nothing in this Agreement shall limit or restrict the right of any of D.G. Jewelry's directors, officers or employees to engage in any other business or devote their time and attention in part to the management or other aspects of any other business or to render services of any kind to any corporation, firm, individual, trust or association.

SECTION 6.   INDEPENDENT CONTRACTOR.

       D.G. Jewelry is an independent contractor and when its employees act under the terms of this Agreement, they shall be deemed at all times to be under the supervision and responsibility of D.G. Jewelry; and no person employed by D.G. Jewelry and acting under the terms of this Agreement shall be deemed to be acting as agent or employee of NetJewels.com or any customer of NetJewels.com or any purposes whatsoever.

SECTION 7.   OTHER AGREEMENTS.

       From time to time, NetJewels.com may find it necessary or desirable either to enter into agreements covering services of the type contemplated by this Agreement to be provided by parties other than D.G. Jewelry or to enter into other agreements covering functions to be performed by D.G. Jewelry hereunder. Nothing in this Agreement shall be deemed to limit in any way the right of NetJewels.com to acquire such services from others to enter into such other agreements.

SECTION 8.   CONFIDENTIALITY

       D.G. Jewelry agrees to hold in strict confidence, and to use reasonable efforts to cause its employees and representatives to hold in strict confidence
(a) all confidential information concerning NetJewels.com furnished to or obtained by D.G. Jewelry in the course of providing the Services except to the extent that such information has been in the public domain through no fault of D.G. Jewelry (b) disclosure or release is compelled by judicial or administrative process, or (c) in the opinion of counsel to D.G. Jewelry, disclosure or release is necessary pursuant to requirements of the law or the requirements of any governmental entity including, without limitation, disclosure requirements under the Securities Exchange Act of 1934, as amended.

SECTION 9.   MISCELLANEOUS.

(a) Neither party may assign this Agreement, or their respective rights and obligations hereunder, in whole or in part, without the other party's prior written consent. Any attempt to assign this Agreement without such consent shall be void and no effect ab initio. Notwithstanding the foregoing, either party may assign this Agreement or any of its rights and obligations hereunder to any entity controlled by it or to any entity that acquires it by purchase of stock or by merger or otherwise, or by obtaining substantially all of its assets (a "Permitted Assignee"), provided that any such Permitted Assignee, or

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       any division thereof, thereafter, succeeds to all of the rights and is subject to all of the obligations of their respective assignor under this Agreement.

(b) This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

(c) All legal proceedings brought in connection with this Agreement shall be brought only in the state or federal court located within the State of New York.

(d) If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstances shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

(e) All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                      (i)   if to Net Jewels.com
                            1001 Petrolia Road
                            North York, Ontario
                            Canada M3J 2X7
                            Attn: Daniel Berkovits

                     (ii)   if to D.G. Jewelry
                            1001 Petrolia Road
                            North York, Ontario
                            Canada M3J 2X7
                            Attn: Jack Berkovits

(f) The provisions of Section 9 hereof shall survive any termination of this Agreement.

(g) There is no relationship of partnership, joint venture, employment, franchise, or agency between the parties. Neither party shall have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

(h) No failure of either party to exercise or enforce any of its rights under this Agreement shall act as a waiver of such right.

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(i)    This Agreement, along with the Exhibits hereto, contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

(j) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each of the other parties.

(k) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(l) This Agreements for the sole benefit of the parties hereto and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto any legal or equitable rights hereunder.

(m) The headings contained in this Agreement or in any Exhibit hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made apart of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit but not otherwise defined therein, shall have the meaning as defined in this Agreement. When a reference is made in this Agreement to a Section or an Exhibit, such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                        NETJEWELS.COM, INC.


                                        By: /s/ Daniel Berkovits
                                            ------------------------------
                                            Name: Daniel Berkovits
                                            Title: Chief Executive Officer

                                        D.G. JEWELRY INC.


                                        By: /s/ Jack Berkovits
                                            ------------------------------
                                            Name: Jack Berkovits
                                            Title: Chief Executive Officer

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                                    EXHIBIT A

                               CORPORATE SERVICES

         D.G. Jewelry shall provide general corporate services to NetJewels.com, including, but not limited to the following: accounting services, management information services, telecommunications, human resources administration and services, including but not limited to, benefits administration, maintenance of insurance (property and casualty, medical, dental and life) and payroll processing, including the withholding of taxes, employment insurance and Canada pension plan payments, preparation and filing of tax returns and all necessary and desirable services which may be necessary or desirable in the operation of a business such as NetJewels.com. For such services D.G. Jewelry will be paid a monthly fee of $5,000, plus actual costs incurred.







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                                    EXHIBIT B

                     MANUFACTURING AND FULFILLMENT SERVICES

(1) D.G. Jewelry shall act as a manufacturer of jewelry products (the "Jewelry Products") for NetJewels.com. In such capacity D.G. Jewelry and NetJewels.com shall decide on products to be manufactured including but not limited to, design, number of units to be manufactured and the price per unit. D.G. Jewelry shall, at its sole cost and expense, provide all information and assistance necessary to ensure that all Jewelry Products purchased from D.G. Jewelry are merchandised in a first class and top quality manner.

(2) D.G. Jewelry shall be responsible for maintaining an inventory of Jewelry Products which is customary in the industry and which allows NetJewels.com to conduct its business without undue delay or restrictions.

(3) D.G. Jewelry shall be solely responsible for all matters relating to the distribution and fulfillment of orders received by NetJewels.com, including but not limited to, shipping, packaging and insuring of the Jewelry Product and the payment of any and all freight costs, custom fees, duties, taxes or tariffs. D.G. Jewelry shall distribute and fulfill all orders through the D.G. Jewelry distribution centres located in Toronto, Canada and in Cedar Knolls, New Jersey. D.G. Jewelry shall provide NetJewels.com access to the distribution centres and shall assist NetJewels.com in the tracking of all orders submitted to D.G. Jewelry.

(4) Subject to paragraph 5 of this Schedule "B", all Jewelry Products will be sold to NetJewels.com by D.G. Jewelry at a price equal to the lower of:
       (i) D.G. Jewelry's cost plus 15%; and (ii) the lowest price paid, or which may be paid to D.G. Jewelry by any other party in respect of the same or reasonable similar Jewelry Products within a period of six (6) months of the date NetJewels.com purchases the Jewelry Products from D.G. Jewelry (the "Purchase Price").

(5) In the event that NetJewels.com offers any of the Jewelry Products for sale through a third party auction site, such as (and by way of example only) ebay, ubid or bid.com (the "Auction Site"), D.G. Jewelry will amend the Purchase Price by reducing the Purchase Price to an amount equal to eighty-five percent (85%) of the final amount actually received by NetJewels.com in connection with the purchase of a Jewelry Product through the Auction Site, such that the profit of NetJewels.com for Jewelry Products sold on an Auction Site shall be at least fifteen percent (15%) of the amount actually received by NetJewels.com from the consumer/purchaser for the Jewelry Product(s) net of all costs, charges, commissions and expenses paid or payable by NetJewels.com to the Auction Site in respect of such purchase and sale.

(6) D.G. Jewelry shall be solely responsible for all product returns, complaints and breaches of any express or implied warranties with respect to the Jewelry Products.

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                                    EXHIBIT C

                                  SPACE SHARING

(a) License to Use Space. During the term of this Agreement, D.G. Jewelry shall permit NetJewels.com to use a portion of D.G. Jewelry's warehouse office for the purposes permitted under the lease agreements pursuant to which D.G. Jewelry leases such space (to the extent such offices are leased), subject to the terms and conditions set forth in this Agreement. The space to be used by NetJewels.com shall be as mutually agreed by the parties from time to time. NetJewels.com's right to use a portion of D.
       G. Jewelry's Premises shall terminate on the earlier of: (i) 90 days after NetJewels.com notifies D.G. Jewelry's that NetJewels.com no longer desires to use any portion of D.G. Jewelry's Premises, or (ii) 90 days after D.G Jewelry notifies NetJewels.com that NetJewels.com may no longer use any portion of D.G. Jewelry's Premises.

(b) Consideration. So long as NetJewels.com uses any portion of D.G. Jewelry's Premises, NetJewels.com shall pay to D.G. Jewelry on the first day of each calendar month an amount equal to all expenses related to D.G. Jewelry Premises (e.g. Rent, CAM, Tax, Utilities). Payments for any partial calendar month shall be prorated on a per diem basis.

(c) Compliance with Leases. NetJewels.com hereby agrees not to take any action or fail to take any action in connection with its use of any portion of D.G. Jewelry Premises, a result of which would be D.G. Jewelry's violation of any of the terms and conditions of any lease or other restriction on D.G. Jewelry's use of D.G Jewelry Premises. NetJewels.com agrees to comply with the terms and provisions of any such leases for D.G. Jewelry Premises in which it uses.